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                                                                  EXHIBIT 23.1

KPMG Peat Marwick LLP

One Biscayne Tower          Telephone 305 358 2300      Telefax 305 577 0544
Suite 2900
2 South Biscayne Boulevard
Miami, FL 33131

                        Independent Auditors' Consent


To the Board of Directors and Shareholders
Ryder System, Inc.:

We consent to incorporation by reference in the following Registration Statements on Forms S-3 and S-8 of Ryder System, Inc. of our reports dated February 7, 1995, relating to the consolidated balance sheets of Ryder System, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of earnings and cash flows for each of the years in the three-year period ended December 31, 1994, which reports appear in, or are incorporated by reference in, the December 31, 1994 annual report on Form 10-K of Ryder System, Inc.:

        Form S-3:

           - Registration Statement No. 33-20359 covering $1,000,000,000 aggregate principal amount of debt securities.

           - Registration Statement No. 33-50232 covering $800,000,000 aggregate principal amount of debt securities.

        Form S-8:

           - Registration Statement No. 33-20608 covering the Ryder System Employee Stock Purchase Plan.

           - Registration Statement No. 33-4333 covering the Ryder Employee Savings Plan.

           - Registration Statement No. 1-4364 covering the Ryder System Profit Incentive Stock Plan.

           - Registration Statement No. 33-69660 covering the Ryder System, Inc. 1980 Stock Incentive Plan.

           - Registration Statement No. 33-37677 covering the Ryder System UK Stock Purchase Scheme.

           - Registration Statement No. 33-442507 covering the Ryder Student Transportation Services, Inc. Retirement/Savings Plan.

           - Registration Statement No. 33-63990 covering the Ryder System, Inc. Directors' Stock Plan.

           - Registration Statement No. 33-58001 covering the Ryder System, Inc. Employee Savings Plan A.


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Independent Auditors' Consent
Ryder System, Inc.
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           -    Registration Statement No. 33-58003 covering the Ryder System,
                Inc. Employee Savings Plan B.

           - Registration Statement No. 33-58045 covering the Ryder System, Inc. Savings Restoration Plan.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.


                                        KPMG PEAT MARWICK LLP

Miami, Florida
March 29, 1995